UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2012

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Election

On June 21, 2012, the Board of Directors (the “Board”) of Casella Waste Systems, Inc. (the “Company”) elected Emily Nagle Green as a Class II director with a term expiring at the annual meeting of stockholders to be held in 2012.   In connection with her election to the Board, Ms. Green received a stock grant for 9,560 shares of Class A common stock, vesting annually over three years, and will be compensated as a director pursuant to the Company’s compensation policy for non-employee directors, which is described in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on August 26, 2011.

Executive Compensation

On May 30, 2012, the Compensation Committee of the Board (the “Compensation Committee”) approved a cash bonus plan for fiscal year 2013 (the “Bonus Plan”), pursuant to which the Company’s executive officers are eligible to receive an annual cash bonus upon the Company’s achievement of specified targets with respect to the following corporate goals for the fiscal year ending April 30, 2013: earnings before interest and income tax, adjusted to exclude any accruals for incentive bonus and any one-time non-recurring gains or losses (“Pre-Bonus EBIT”) and the achievement of positive pre-tax income, adjusted for one-time finance charges and gains and losses on asset disposal (“Pre-Tax Income”).  Under the Bonus Plan, each of Douglas Casella, Paul Larkin and Edwin Johnson is eligible to receive an annual cash bonus of up to 85% of his annual base salary for fiscal year 2013, and John Casella is eligible to receive an annual cash bonus of up to 100% of his annual base salary for fiscal year 2013.

For fiscal year 2013, the metrics and the aggregate percentage of the bonus to be paid upon achievement of the specified targets for such metrics are as follows:

Target	Aggregate Percentage Payout Upon Achievement of Target
Pre-Bonus EBIT	75%

Pre-tax income	25%

Also on May 30, 2012, the Compensation Committee granted long-term incentive restricted stock unit awards pursuant to the Company’s stock incentive plan to a number of Company employees, including its executive officers.  These restricted stock units, each of which represents a share of the Company’s Class A common stock, are subject to vesting.  A total of 50% of each award will vest over a three-year period, based on the employee’s continued employment with the Company.  The remaining 50% of the stock unit award is subject to performance vesting based on the attainment by the Company of a targeted annual return on net assets during the fiscal year ending April 30, 2015.  The restricted stock unit award recipient may earn between 50% and 150% of the target number of restricted stock units based on the achievement of specified targets.  The table below sets forth the target number of restricted stock units that each of the Company’s executive officers is eligible to receive if all performance objectives are achieved:

Name	Stock Unit Award
John Casella Chairman and Chief Executive Officer	53,901
Douglas Casella Vice Chairman	46,661
Paul Larkin President and Chief Operating Officer	51,689
Edwin Johnson Senior Vice President and Chief Financial Officer	51,689

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: June 27, 2012	By:	/s/ Edwin D. Johnson
Edwin D. Johnson Senior Vice President and Chief Financial Officer